SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K/A


                               AMENDMENT NO. 2 TO
               CURRENT REPORT ON FORM 8-K DATED NOVEMBER 26, 1996
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) November 26, 1996



                             TEAM RENTAL GROUP, INC.
               (Exact name of registrant as specified in charter)




Delaware                            0-23962                   59-3327576
--------------------------------------------------------------------------------
(State or other                   (Commission               (IRS Employer
jurisdiction of                   File Number)            Identification No.)
incorporation)




125 Basin Street, Suite 210, Daytona Beach, Florida                    32114
--------------------------------------------------------------------------------
 (Address of principal executive offices)                             (Zip Code)



Registrant's telephone number including area code                 (904) 238-7035
                                                  ------------------------------



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4.        Changes in Registrant's Certifying Accountant

On November 26, 1996, Team Rental Group, Inc. (the "Company") appointed Arthur Andersen LLP as its independent accountants for the remainder of 1996. The Company's Audit Committee recommended the appointment which was approved by the Board of Directors.


Concurrently the Company's Board of Directors elected to dismiss Deloitte & Touche LLP ("Deloitte & Touche"), the Company's former independent accountants. The report of Deloitte & Touche on the Company's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Since the Company's inception, Deloitte & Touche's reports on the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles, nor were there any events of the type requiring disclosure under Item 304 (a)(1)(v) of Regulation S-K.



Other than the matters described herein, during the Company's two most recent fiscal years and the interim period ending on November 26, 1996, there were no disagreements on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter thereof in connection with its report. With regard to Item 304 (a)(1)(iv) of Regulation S-K, the Company reports the following:



On February 2, 1996, the Company announced that it would restate its financial statements for all periods since its initial public offering in 1994. This restatement resulted from a change in the accounting treatment of the common stock warrant issued to Budget Corporation concurrently with the Company's initial public offering in August 1994. This change in accounting treatment was the subject of numerous discussions between the Company and representatives of Deloitte & Touche (including discussions between Deloitte & Touche and the audit committee of the Company's Board of Directors, which occurred in January 1996), and was approved by the audit committee and announced to the public on February 2, 1996. The Company believes that this matter was resolved to the satisfaction of Deloitte & Touche.



In late 1995, the Company received funds from a vehicle manufacturer that it accounted for in a manner similar to funds it had received from a manufacturer in 1993. In March 1996, Deloitte & Touche advised the Company that it did not deem the 1995 transaction analogous to the 1993 transaction. Deloitte & Touche discussed the matter with officers of the Company. The Company issued its financial statements in accordance with the recommendation of Deloitte & Touche. In connection with the resolution of the matter described in this paragraph, neither the Board of Directors nor any committee thereof formally discussed this matter with Deloitte & Touche. The Company believes that this matter was resolved to the satisfaction of Deloitte & Touche.



The Company has authorized Deloitte & Touche to respond fully to the inquiries of Arthur Andersen, LLP, as successor independent accountants to the Company, relating to the matters described herein. The Company has provided Deloitte & Touche with a copy of the disclosures contained in this Report and this Report as amended, and has requested that Deloitte & Touche furnish it with a letter addressed to the Securities & Exchange Commission (the "SEC") stating whether it agrees with the above statements. Deloitte & Touche has provided such letter in connection with the initial filing of this Report, a copy of which was filed as
Exhibit 16 to Amendment No. 1 to this Report. A similiar letter with regard to the statements in this amended Report is filed as Exhibit 16 hereto.


The Company confirms that neither it nor anyone acting on its behalf has consulted Arthur Andersen LLP regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K prior to their appointment.

Item 7.  Financial Statements and Exhibits

a)    Exhibit:
        Exhibit 16 Letter Re: Change in Certifying Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TEAM RENTAL GROUP, INC.

By:       /s/ Sanford Miller
              --------------
              Sanford Miller
              Chief Executive Officer

Dated:    December 27, 1996